UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                        Under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) March 31, 2003

                         CENTURY PENSION INCOME FUND XXIII
               (Exact name of registrant as specified in its charter)


              California               0-14528                94-2963120
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)

Item 2.     Acquisition or Disposition of Assets.

On March 31, 2003, the Registrant sold its remaining investment property, Commerce Plaza, located in Tampa, Florida. The Registrant sold Commerce Plaza to Cadle's Commerce Plaza, LLC, an unrelated party, for $1,400,000. The sale price was determined based on the fair market value of the investment property. The Registrant has no remaining investment properties.

In 1999, the Registrant's Nonrecourse Promissory Notes (the "Notes") matured. The Registrant was unable to satisfy the Notes at maturity and as a result the Registrant was in default. As a result of the default, the Registrant entered into a forbearance agreement with the indenture trustee. Pursuant to the agreement, the Registrant agreed to (a) deliver to the indenture trustee for the benefit of the note holders all of the accumulated cash of the Registrant, less certain reserves and anticipated operating expenses, (b) market all of its properties for sale, (c) deliver all cash proceeds from any sales to the indenture trustee until the notes were fully satisfied and (d) comply with the reporting requirements under the indenture.

In accordance with the forbearance agreement, the net sales proceeds were deposited with the indenture trustee. The Managing General Partner does not anticipate any proceeds being available for distribution to the Registrant's partners.


Item 7.     Financial Statements and Exhibits

(b) Pro forma financial information.

With the sale of the last investment property, the Registrant is expected to liquidate the partnership. As a result, the Registrant is not filing pro forma financial information with the Form 8-K.

(c) Exhibits.

The following exhibits are filed with this report (1):

10.22 Purchase and Sale Contract between Registrant and The Cadle Company, dated March 6, 2002.

10.23 Assignment of Purchase Agreement between The Cadle Company, Inc. and Cadle's Commerce Plaza, LLC, dated March 31, 2003.

(1) Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CENTURY PENSION INCOME FUND XXIII


                                    By:   Fox Partners V
                                          Its General Partner


                                    By:   Fox Capital Management Corporation
                                          Its Managing General Partner


                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President



                                    Date: April 10, 2003

                                                                   Exhibit 10.22



                           PURCHASE AND SALE CONTRACT

                                     BETWEEN



                       CENTURY PENSION INCOME FUND XXIII,

                        a California limited partnership





                                    AS SELLER





                                       AND



                               THE CADLE COMPANY,

                               an Ohio corporation






                                  AS PURCHASER

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the 6th day of March, 2003 (the "Effective Date") by and between CENTURY PENSION INCOME FUND XXIII, a California limited partnership, having a principal address at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222 ("Seller") and THE CADLE COMPANY, an Ohio corporation, having a principal address at 100 North Center Street, Newton Falls, Ohio 44444 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds legal title to the real estate located in Hillsborough County, Florida, as more particularly described in Exhibit A attached hereto and made a part hereof. Improvements have been constructed on the property described in this Recital.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date (as hereinafter defined) the Property will be conveyed by special warranty deed to Purchaser.

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser, on the terms and conditions set forth below.

R-4. Purchaser intends to make investigations regarding the Property, and Purchaser's intended uses of each of the Property as Purchaser deems necessary and desirable.
ARTICLE 1
                                  DEFINED TERMS
1.1 Unless otherwise defined herein, terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.
1.1.1  "Business  Day" means any day other than a Saturday  or Sunday or Federal holiday or legal holiday in the State of Florida. 1.1.2 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.
1.1.3 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.
1.1.4 "Commercial Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the Property.
1.1.5 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.
1.1.6 Intentionally Omitted.
1.1.7 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property now located on the Land or in the
Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased, by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property, or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in
Exhibit 1.1.7.
1.1.8 "Improvements" means all buildings and improvements, located on the Land taken "as is". 1.1.9 "Land" means all of those certain tracts of land located in the State of Florida described on Exhibit "A" attached hereto, and all rights, privileges and appurtenances pertaining thereto.
1.1.10 "Miscellaneous Property Assets" means all contract rights, development rights, if any, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, including operating and maintenance files, tenant files and other books and records used in connection with the ownership and operation of the Property (other than Seller's proprietary information), and general intangibles relating to the Property, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Commercial Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, or (viii) insurance or other prepaid items or (ix) Seller's proprietary books and records, except to the extent that Seller receives a credit on the closing statement for any such item. The term "Miscellaneous Property Assets" shall also include the following, but only to the extent owned by Seller and in Seller's possession or in the possession of Seller's Designated Representative (as defined in Section 8.1.4): environmental reports, property condition reports, and similar reports pertaining to the physical condition of the Property, plans and specifications and other plans or studies of any kind, if any. The term "Miscellaneous Property Assets" shall also include all of Seller's rights, if any, in and to the name "COMMERCE PLAZA OFFICE PARK." 1.1.11 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Commercial Lease. 1.1.12 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.2. 1.1.13 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in and to Property Contracts and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation. 1.1.14 "Property Contracts" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on 21 days' or shorter Notice, except Commercial Leases. 1.1.15 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser. 1.1.16 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property. 1.1.17 "Survey" shall have the meaning ascribed thereto in Section 6.12. 1.1.18 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease. 1.1.19 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in
Section 6.1.  1.1.20 "Title Insurer" shall have the meaning set forth in Section
6.1. ARTICLE 2
                          PURCHASE AND SALE OF PROPERTY
2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.
ARTICLE 3
                            PURCHASE PRICE & DEPOSIT
3.1 The total purchase price ("Purchase Price") for the Property shall be One Million Four Hundred Thousand and no/100 Dollars ($1,400,000.00), which shall be paid by Purchaser, as follows:
3.1.1 On the date hereof, Purchaser shall deliver to Fidelity National Title Company ("Escrow Agent" or the "Title Insurer") a deposit in the sum of One Hundred Thousand and no/100 Dollars ($100,000.00), in cash, (such sum being hereinafter referred to and held as the "Deposit"). Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B. 3.1.2 Intentionally Omitted.
3.1.3 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.
3.1.4 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for herein, monies held as the Deposit shall be applied to the Purchase Price on the Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3. 3.1.5 If the sale of the Property is not closed by the date fixed therefor (or any such extension date provided for herein) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.
                                    ARTICLE 4
                                    FINANCING
4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.
                                    ARTICLE 5
                                   FEASIBILITY
5.1 Purchaser acknowledges that Purchaser and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") have had the opportunity to enter onto the Property:
5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).
5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property. 5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.
5.1.4 To review all Materials (as hereinafter defined) other than Seller's proprietary information. 5.2 Purchaser hereby acknowledges that (1) Purchaser has completed its review of all matters set forth in Section 5.1, (2) Purchaser approves all matters reviewed, and (3) Purchaser agrees that Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 6.8, and in ARTICLE 9. Notwithstanding the foregoing, during the term of this Purchase Contract, Purchaser shall be permitted access to review the Property's financing and leasing information upon reasonable notice to Seller. 5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like; provided, however, such indemnity shall not cover claims, damages, costs and liability which arise due to Seller's gross negligence or willful misconduct or from any preexisting condition on the Property. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers having a A.M. Best's Key Rating Guide Rating of "A-" and a financial category of VII or better and naming Seller and its affiliates as loss payees or additional insureds (at the option of Seller), with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser (which insurance must be reasonably approved by Seller). Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and
$500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.
5.4 Purchaser shall not permit any mechanic's or construction liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property, shall deliver proof of insurance coverage required above to Seller and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants, agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.
5.5 If the sale of the Property is not closed by the date fixed therefor, Purchaser shall, within five (5) calendar days, return all leases, contracts, studies, surveys and other materials relating to the Property (the "Materials") to Seller.
                                    ARTICLE 6
                                      TITLE
6.1 Purchaser shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment") issued by Fidelity National Title Insurance Company ("Title Insurer") for an owner's title insurance policy on the most recent standard American Land Title Association ("ALTA") (10/17/92) (with standard Florida Modifications) Policy form, together with legible copies of all instruments identified as exceptions therein and shall cause a copy thereof to be delivered immediately to Seller. Purchaser and Seller agree that the payment of the cost relating to procurement of the Title Commitment and any Owner title policy shall be paid for by Purchaser. Purchaser shall have five (5) Business Days after the Effective Date (the "Title Review Period") in which to examine title to the Property and review the Title Commitment and the Survey (as hereinafter defined). Prior to the expiration of the Title Review Period, Purchaser shall notify Seller in writing of any liens, encumbrances or adverse conditions to title, or matters of Survey, which are unacceptable to Purchaser (collectively, the "Title Objections") which would render title to the Property unmarketable. Unless Purchaser notifies Seller in writing prior to the expiration of the Title Review Period of any Title
Objections, Purchaser shall be deemed to be satisfied as of the conclusion of the Title Review Period with the condition of title to the Property and the Survey. In the event Purchaser notifies Seller of any Title Objections, Seller shall have the option, but not the obligation, to cure or otherwise satisfy the Title Objections in a manner acceptable to Purchaser and in accordance with Sections 6.7 and 6.8 hereof, at Seller's sole cost and expense; provided, however, that Seller shall not be required to expend more than $30,000 in the aggregate in connection with such cure or satisfaction. If the amount required to cure or satisfy all such Title Objections exceeds $30,000, Purchaser shall have the option of either (a) paying the excess amount over $30,000 required to cure or satisfy such Title Objections, and proceeding to the Closing, or (b) terminating this Purchase Contract, in which case, the Deposit shall be returned and refunded to Purchaser and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3 of this Purchase Contract. Seller shall have no option to terminate this Purchase Contract if Purchaser has elected to pay the amount in excess of $30,000 to cure or satisfy such Title Objections. If Seller does not elect to cure any Title Objections, the provisions of Section 6.8 hereof shall apply. In addition, during the Title Review Period, Purchaser shall be entitled to identify as Title Objections such affirmative title insurance coverages or special endorsements as determined necessary by Purchaser, or Purchaser's designee, for which Seller shall use its best efforts to cause Title Insurer to provide, provided any premium charge for such affirmative title insurance coverages or special endorsements as determined necessary by Purchaser, or Purchaser's designee, shall be at Purchaser's sole cost and expense, and provided further that such affirmative title insurance coverages or special endorsements shall not require any undertakings or indemnities from Seller.
6.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is marketable and insurable at ordinary rates and any conveyance by special warranty deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions", but only to the extent the same are approved by Purchaser in accordance with Section 6.1 above, and Purchaser agrees to accept the deed and title subject thereto:
6.2.1 All exceptions shown in the Title Commitment and approved by Purchaser (other than construction liens and taxes due and payable in respect of the period preceding Closing) and the standard Permitted Exceptions contained in the ALTA Title Commitment as described above.
6.2.2 All Commercial Leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business; 6.2.3 All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are not identified for termination by Purchaser during the Title Review Period; 6.2.4 Real estate and property taxes for the calendar year in which closing occurs to the extent not due and payable;
6.2.5 All matters of public record which are shown in the Title Commitment (to the extent approved by Purchaser). 6.3 The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees. 6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained in ARTICLE 7 herein. 6.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that Title Insurer agrees to insure against collection out of the property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.
6.6 If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code financing statements that were filed on a day more than five (5) years prior to the Closing Date, and such financing statements have not been extended by the filing of UCC-3 continuation statements within the past five (5) years prior to such Closing, such financing statements shall not be deemed an objection to title. 6.7 If on or before the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, or if Purchaser has given Seller written notice of any Title Objections in accordance with Section
6.1 above,  Seller at its sole option and upon Notice to Purchaser  within seven
(7) calendar days following receipt of such Notice may elect to cure such objection or unfulfilled condition. Notwithstanding the foregoing, Seller shall use commercially reasonable efforts to cure title objections raised by Purchaser which render title to the Property unmarketable or uninsurable, including the bringing of any necessary quiet title suits, provided, however, that Seller shall not be required to spend more than $30,000 in the aggregate on such attempt to cure. If Seller makes such election, then Purchaser and Seller shall delay the Closing for a reasonable period of time for Seller to cure any such objection or condition, such period not to exceed thirty (30) calendar days. Should Seller be able to cure such Title Objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before thirty (30) calendar days after Notice of such cure or waiver. 6.8 If Seller does not elect to cure such objection or unfulfilled condition or during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such Title Objection or cause Title Insurer to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, and the parties hereto shall have no further obligations to each other, except for Purchaser's obligations pursuant to Section 5.3 above, and the Deposit shall be immediately returned to Purchaser. 6.9 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (including, without limitation, mortgage liens which currently do not encumber the Property) to attach to the Property between the date of this Purchase Contract and the
Closing Date (other than Commercial Leases and Property Contracts in the ordinary course of business); any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, and except as expressly provided in Section 6.7, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same. 6.10 Notwithstanding anything to the contrary contained herein, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or deemed to have been waived by Purchaser. 6.11 Intentionally deleted. 6.12 Purchaser at Purchaser's sole cost and expense, may cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Title Review Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitment, except for any Permitted Exceptions;
(iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall contain a perimeter legal description of the Property which may be used in the special warranty; (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal description shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing. Purchaser, at Purchaser's sole cost and expense, may also cause to be prepared an environmental report for the Property ("Environmental Report"). 6.12.1 Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Title Review Period in accordance with the procedures set forth in Section 6.1 above. 6.12.2 Purchaser agrees to make payment in full of all costs of obtaining Surveys required by this Purchase Contract on or before Closing or termination of this Purchase Contract.
                                    ARTICLE 7
                                     CLOSING
7.1 Dates,  Places Of Closing,  Prorations,  Delinquent  Rent and Closing Costs.
7.1.1 The Closing shall occur no later than twenty-one (21) calendar days after the Effective Date, through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. 7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than ninety (90) days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser. 7.1.3 All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied refundable deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing and any non-refundable deposits shall be retained by Seller without credit to Purchaser. Seller shall pay at Closing any accrued but unpaid tenant improvement allowances and leasing commissions under Commercial Leases executed prior to the Effective Date. Notwithstanding anything to the contrary contained in the terms of any separate leasing or management agreement, modification or extension thereto, Purchaser shall assume or pay at Closing any tenant improvement allowances and leasing commissions under Commercial Leases (including modifications and extensions thereto) approved in writing by Purchaser and executed after the Effective Date, together with any payments due parties to other agreements affecting the Property which survive Closing or under the Property Contracts assumed by Purchaser and approved in writing by Purchaser, provided that any payments under the Property Contracts have been prorated. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section 7.1.3 and Sections
7.1.4 and 7.1.5, the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below).
7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any Rents that have accrued, but have not yet been paid shall be prorated in accordance with estimates based upon the prior years' information (or reasonable estimates of Seller if no such prior years' information is available), and shall be subsequently readjusted and reapportioned upon receipt. Purchaser shall pay Seller for Rents that have accrued, but are not yet due and payable, at Closing. 7.1.5 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the payment of current tenant receivables due and payable for the month in which the Closing occurs, which shall be prorated between Purchaser and Seller, as and when collected,
(ii) second, to payment of tenant receivables first coming due in the month after Closing and each month thereafter and applicable to the time after Closing, which shall be retained by Purchaser, and (iii) third to any delinquent rent which Seller failed to collect prior to Closing, which is collected by either Seller or Purchaser, which shall be remitted to Seller. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Any monies received by Seller after Closing shall be forwarded to Purchaser for disbursement in accordance with the order of payment provided herein above. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent),  the  execution  of any and all  consents  or  other  documents,  and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.5 shall apply during the Proration Period.
7.1.6 Seller shall pay the cost of all transfer taxes (excise taxes) and recording costs with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees. 7.2 Items To Be Delivered Prior To Or At Closing.
7.2.1 Seller. At Closing, Seller shall deliver to the Escrow Agent, each of the following items, as applicable: 7.2.1.1 Special Warranty Deed in the form attached as Exhibit 7.2.1.1 to Purchaser. The acceptance of such deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing. 7.2.1.2 A Bill of Sale without recourse or warranty in the form attached as Exhibit 7.2.1.2 covering all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser of, among other things, Seller's obligations thereunder. 7.2.1.3 An Assignment (to the extent assignable and in force and effect) without recourse or warranty in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.
7.2.1.4     A closing statement executed by Seller.
7.2.1.5 A vendor's affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Purchase Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and 7.2.1.6 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended. 7.2.1.7 To the extent in Seller's possession or control, original copies of the Commercial Leases and Property Contracts, lease files, keys to the property, Seller's books and records (other than proprietary information) regarding the Property, and original copies of the tenant estoppels. 7.2.1.8 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives. 7.2.2 Purchaser. At Closing, Purchaser shall deliver to the Title Company (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing: 7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.
7.2.2.2     A closing statement executed by Purchaser.
7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as Exhibit 7.2.1.2.
7.2.2.4     A  countersigned   counterpart  of  the  Assignment  in  the  form
attached as Exhibit 7.2.1.3.
7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.
ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES
                             OF SELLER AND PURCHASER
8.1   Representations And Warranties Of Seller.
8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date: 8.1.1.1 Seller is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at the Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other purchase contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property; 8.1.1.2 Seller owns marketable and insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.7 hereof and Seller shall have no other liability as a result thereof, either before or after Closing); 8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Commercial Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in
Section 6.7 hereof).
8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely, to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder; 8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended; 8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable; 8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;
8.1.1.8 To the best of Seller's knowledge, all commissions due on Commercial Leases or renewals of Commercial Leases have been paid in full as of the Effective Date and all tenant improvements and other obligations due tenants under the Commercial Leases have been paid in full or otherwise satisfied as of the Effective Date; 8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility  is  assumed  by  Seller  with  respect  to  current  and  future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Except as otherwise set forth herein, Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section
8.1.3  below.  8.1.3  Seller and  Purchaser  agree  that  those  representations contained in Section 8.1 shall survive Closing for a period of one (1) year (that is, any proceeding based on the breach of a representation contained in
Section 8.1 that survives Closing must be commenced within one (1) year subsequent to the date of such representation), and Seller's liability with respect thereto shall be limited to the actual losses of Purchaser, but in no event greater than $50,000.00 in the aggregate. In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith. 8.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Vicki Webster, Regional Property Manager, SSR/Metric Property Management. 8.2 Representations And Warranties Of Purchaser 8.2.1 For the
purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date: 8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that: 8.2.2.1 Purchaser is corporation duly organized, validly existing and in good standing under the laws of Ohio. 8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser. 8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller. 8.2.2.4 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority. 8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract. 8.2.3 Except as provided in Section 10.1 below, Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property. 8.2.4 Intentionally Omitted.

                                   ARTICLE 9
                         CONDITIONS PRECEDENT TO CLOSING
9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser; 9.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date; 9.1.3
Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder; 9.1.4 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above. 9.1.5 Seller shall use reasonable good faith efforts to obtain estoppel certificates from all Tenants on the Property in the form attached hereto as Exhibit 9.1.5. Seller's failure to deliver such estoppel certificates shall not constitute a default or breach of this Purchase Contract by Seller provided Seller has used reasonable good faith efforts to obtain the estoppel certificates. 9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent: 9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.
9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price. 9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser. 9.2.4 If applicable, Purchaser shall have produced evidence reasonably satisfactory to Seller of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.

                                    ARTICLE 10
                                    BROKERAGE
10.1 Seller represents and warrants to Purchaser that it has dealt only with Aztec Group ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represent and warrant to the other that other than Seller's Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. 10.2 Seller agrees to pay Seller's Broker a commission according to the terms of a separate agreement. Seller's Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.
10.3 Seller's Broker does not assume responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11
                                   POSSESSION
11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12
                              DEFAULTS AND REMEDIES
12.1 In the event Purchaser terminates this Purchase Contract following the Title Review Period for any reason other than Seller's inability to convey title as required by this Purchase Contract, or defaults hereunder on or prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder on or prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under
Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.
12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract.

                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY
13.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller, provided that the Seller's responsibility shall be only to the extent of any recovery from insurance now carried on the Property. Upon assignment to Purchaser of any insurance proceeds in respect of fire or other casualty occurring between the date of ratification of this Purchase Contract and the time of settlement, Purchaser shall have no right to terminate this Purchase Contract on account thereof, but Seller shall assign to Purchaser its interest in and to any insurance policies and proceeds thereof payable as a result of such damage or destruction. Seller shall not, in any event, be obligated to effect any repair, replacement, and/or restoration, but may do so at its option in which case Seller may apply the insurance proceeds to the costs of restoration.

                                   ARTICLE 14
                                  RATIFICATION
14.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before March 10, 2003.

                                   ARTICLE 15
                                 EMINENT DOMAIN
15.1 In the event that at the time of Closing all or a substantial part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of Purchaser's receipt from Seller of the occurrence of such event, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 16
                                  MISCELLANEOUS
16.1  Exhibits And Schedules

      All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.
16.2  Assignability

      Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party, except that Purchaser may assign all or an undivided interest in this Purchaser
Contract to one or more entities so long as (i) Purchaser or its affiliate remains a part of the purchasing entity(ies), (ii) Purchaser is not released from its liability hereunder, and (iii) Seller consents thereto (which consent shall not be unreasonably withheld or delayed). 16.3 Binding Effect

      This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
16.4  Captions

      The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
16.5  Number And Gender Of Words

      Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
16.6  Notices

      All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing, or (iv) if sent by telecopier, then on the actual date of delivery (as evidenced by a telecopier confirmation) provided that a copy of the telecopy and confirmation is also sent by U.S. mail, addressed as follows:

            If to Seller:                     If to Purchaser:

            Century Pension Income Fund       The Cadle Company
            XXIII                             100 North Center Street
            Mr. Patrick Slavin                Newton Falls, Ohio 44444
            2000 South Colorado Blvd.         Attn:  Daniel C. Cadle,
            Tower Two, Suite 2-1000           President
            Denver, Colorado  80222           Facsimile No. (330) 872-5367
            Attn:  Mr. Patrick Slavin
            Facsimile No.  (303) 692-0786

                  And                               With a copy to

            Argent Real Estate                The Cadle Company
            1401 Brickell Avenue, Suite 520   9638 Maury Road
            Miami, Florida  33131             Fairfax, Virginia 22032
            Attn:  Mr. David Marquette        Attn:  Mr. Rick Persinger
            Facsimile No.  (305) 371-6898     Facsimile No.  (703) 426-8223



                  With a copy to:

            Chad Asarch, Esq.
            Vice President and Assistant
            General Counsel
            AIMCO
            2000 S. Colorado Blvd
            Tower Two, Suite 2-1000
            Denver, Colorado 80222
            Facsimile No. (303) 300-3297

                  And a copy to:

            Loeb & Loeb, LLP
            1000 Wilshire Boulevard, Suite
            1800
            Los Angeles, California  90017
            Attn: Andrew S. Clare, Esq.
                  Karen N. Higgins, Esq.
            Facsimile No.  (213) 688-3460

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.
16.7  Governing Law And Venue

      The laws of the State of Florida shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the Circuit Court in and for Hillsborough County, Florida, and the parties hereto expressly consent to the venue and jurisdiction of such court.
16.8  Entirety And Amendments

      This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
16.9  Severability

      If any provision of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.
16.10 Multiple Counterparts

      This  Purchase   Contract  may  be  executed  in  a  number  of  identical
counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.
16.11 Further Acts

      In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.
16.12 Construction

      No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument. 16.13 Confidentiality

      Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants, Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.
16.14 Time Of The Essence

      It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
16.15 Cumulative Remedies And Waiver

      No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or referred, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing. 16.16 Litigation Expenses

      In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.
16.17 Time Periods

      Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
16.18 Exchange

      At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code
Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.
16.19 No Personal Liability of Officers, Trustees or directors of Seller's Partners

      Purchaser acknowledges that this Purchase Contract is entered into by Seller which is a California limited partnership, and Purchaser agrees that no individual officer, trustee, director or representative of the partners of Seller shall have any personal liability under this Purchase Contract or any document executed in connection with the transactions contemplated by this Purchase Contract.
16.20 No Exclusive Negotiations

      Seller shall have the right, at all times, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Purchase Contract, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property unless such agreement is contingent on the termination of this Purchase Contract without the Property having been conveyed to Purchaser.
16.21 Radon

      Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient qualities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


                     [REMAINING PAGE LEFT INTENTIONALLY BLANK]

      NOW WHEREFORE, the parties hereto have executed this Purchase Contract under seal as of the date first set forth above.

Signed, sealed and delivered             Seller:
In the presence of:
                                         CENTURY PENSION INCOME FUND XXIII,
________________________                 a California limited partnership
Witness
                                         By: Fox Partners V,
________________________                     a California limited partnership,
Witness                                      Its General Partner

                                              By:    Fox Capital Management
                                                     Corporation, a California
                                                     corporation,
                                                     Its General Partner

                                                     By: /s/Patrick F. Slavin
                                                     Name: Patrick F. Slavin
                                                     Title:Senior Vice President


Signed, sealed and delivered             Purchaser:
in the presence of:
                                         THE CADLE COMPANY
________________________                 an Ohio corporation
Witness

________________________                 By: /s/Daniel C. Cadle
Witness                                  Name: Daniel C. Cadle
                                         Title: President



                                         By: /s/Victor O. Buente, Jr.
                                         Name:  Victor O. Buente, Jr.
                                         Title: Vice President

                            SELLER'S ACKNOWLEDGEMENT

STATE OF COLORADO )

COUNTY OF DENVER  )


      I hereby certify on this day, before me, Patrick F. Slavin as Senior Vice President of Fox Capital Management Corporation, the corporation in whose name the foregoing instrument was executed as general partner of Fox Partners V, a California general partnership, which is the general partner of Century Pension Income Fund XXIII, a California general partnership, the general partner of Grantor, the same for such corporation, freely and voluntarily, under authority duly vested in him

      Witness my hand and official seal in the County and State last aforesaid this 14th day of February, 2003.

Notary Rubber Stamp Seal                        Notary Signature
                                               /s/Marcey K. Anderson
                                               Marcey K. Anderson
                                              Printed Notary Signature

                           PURCHASER'S ACKNOWLEDGMENT


STATE OF OHIO)

COUNTY OF TRUMBULL)

      I hereby certify on this day, before me, an officer duly authorized to administer oaths and take acknowledgments, personally appeared Daniel C. Cadle and Victor O. Buente, Jr., known to me to the be the President and Vice President, respectively of THE CADLE COMPANY, the corporation in whose name the foregoing instrument was executed, and that Daniel C. Cadle and Victor O. Buente, Jr. severally acknowledged executing the same for such corporation, freely and voluntarily, under authority duly vested in them by said corporation, and that the seal affixed thereto is the true corporate seal of said corporation. (Check one) X Said person(s) (is) (are) personally known to me. |_| Said person(s) provided the following type of identification:
_____________________________________________________________________________.

      Witness my hand and official seal in the County and State last aforesaid this 31st day of January, A.D. 2003.

Notary Rubber Stamp Seal                        Notary Signature
                                               /s/Dawn M. Senvisky
                                               Dawn M. Senvisky
                                              Printed Notary Signature

                                    EXHIBIT A

                      LEGAL DESCRIPTION FOR COMMERCE PLAZA

For a point of reference, commence at the northeast corner of Block "B", AIRPORT SERVICE CENTER as recorded in Plat Book 50, Page 25 of the Public Records of Hillsborough County, Florida; run thence South 01 degree 30 minutes 46 seconds East along the east line of said Block "B", 661.39 feet to the Point of Beginning, said Point of Beginning being the southeast corner of Lot 1 of AIRPORT SERVICE CENTER - REPLAT as recorded in Plat Book 50, Page 63 of the Public Records of Hillsborough County, Florida; continue thence South 01 degree 30 minutes 46 seconds East along said east line of Block "B",
576.77 feet; thence South 25 degrees 05 minutes 14 seconds West, 22.33 feet to the south line of said Block "B"; run thence South 88 degrees 39 minutes 44 seconds West along said south line, 429.60 feet to the southwest corner of said Block "B"; run thence North 01 degree 30 minutes 46 seconds West along the west line of said Block "B", 596.29 feet to the southwest corner of Lot 1 of AIRPORT SERVICE CENTER - REPLAT; run thence North 88 degrees 35 minutes 55 seconds East along the south line of said Lot 1, 439.60 feet to the Point of Beginning as shown on plat of Survey of Part of Block "B", Airport Service Center and Part of Vacated R.O.W. of Hoover Boulevard for AFC Properties Tampa-IV, prepared by W. R. Cover, Florida Registered Land Surveyor No. 1521, Cover Engineering, Inc. dated April 14, 1981, revised June 30, 1981 and re-certified March 21,1986.

ALSO:

A part of Hoover Boulevard right of way vacated by Hillsborough County resolution recorded in Official Record Book 3593, Pages 1119 through 1123 being described as follows: from the aforesaid Point of Beginning, run thence South 01 degree 30 minutes 46 seconds East along the east line of said Block "B", 361.42 feet; run thence North 09 degrees 47 minutes 50 seconds East, 101.98 feet to a point located 20.00 feet east of said line; run thence North 01 degree 30 minutes 46 seconds West parallel with said east line, 261.39 feet; run thence South 88 degrees 35 minutes 55 seconds West, 20.00 feet to the Point of Beginning.

Less except that portion of land described in that certain Order of Taking, Case No. 96-08253, in 8503/693.

                                  EXHIBIT 1.1.5

                            LIST OF EXCLUDED PERMITS

                             To Be Inserted, If Any

                                  EXHIBIT 1.1.7

               LIST OF EXCLUDED PERSONAL PROPERTY OR EQUIPMENT

                             To Be Inserted, If Any

                                 EXHIBIT 7.2.1.1

                          FORM OF SPECIAL WARRANTY DEED


THIS INSTRUMENT PREPARED BY:  |
                                    |
                                    |
Address:                            |
                                    |
                                    |
                                    |
Property Appraisers Parcel Identification (Folio) Number(s):      |
                                    |
Grantee(s)                          S.S. #(s) | |

      THIS SPECIAL WARRANTY DEED made and executed as of the _____ day of ____________, A.D., 2003, by CENTURY PENSION INCOME FUND XXIII, a California limited partnership, and having its principal place of business at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222, hereinafter called the grantor, in favor of THE CADLE COMPANY, an Ohio corporation, whose address is 100 North Center Street, Newton Falls, Ohio 44444, hereinafter called the grantee (wherever used herein the terms "grantor" and "grantee" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires).

      WITNESSETH, that the grantor, for and in consideration of the sum of $1,400,000.00, and other valuable considerations, receipt whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the grantee, all that certain land situated in Hillsborough County, State of Florida, the same being more particularly described on Exhibit "A" attached hereto and by reference made a part hereof.

      Together, with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

      TO HAVE AND TO HOLD, the same in fee simple forever.

      AND the grantor hereby covenants with said grantee that the grantor is lawfully seized of said land in fee simple; that it has good, right and lawful authority to sell and convey said land; that it hereby fully warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under grantor; and that said land is free of all encumbrances.

(Corporate        Seal) IN WITNESS  WHEREOF,  the said general  partnership  has caused these presents to be executed in its name, and the corporate seal of Fox Capital Management Corporation, as general partner of Fox Partners V, a California general partnership ("Fox V"), which is the general partner of Century
                  Pension Income Fund XXIII, the general partner of grantor, has been affixed hereto, by its proper officers thereunto duly authorized, the day and year first above written.



Signed, sealed and delivered in the       CENTURY PENSION INCOME FUND XXIII, a
presence of:                             California limited partnership,

___________________________________     By: Fox Partners V, a California general
Witness Name:  ______________________       partnership, general partner

___________________________________     By:  Fox Capital Management
Witness Name:  ______________________        Corporation, Its General Partner

                                        By:   /s/Patrick F. Slavin
                                        Name: Patrick F. Slavin
ATTEST:  __________________________     Its:  Senior Vice President

                        Secretary

STATE OF COLORADO )

COUNTY OF DENVER  )


      I hereby certify on this day, before me, Patrick F. Slavin as Senior Vice President of Fox Capital Management Corporation, the corporation in whose name the foregoing instrument was executed as general partner of Fox Partners V, a California general partnership, which is the general partner of Century Pension Income Fund XXIII, a California general partnership, the general partner of Grantor, the same for such corporation, freely and voluntarily, under authority duly vested in him

      Witness my hand and official seal in the County and State last aforesaid this 14th day of February, 2003.

Notary Rubber Stamp Seal                        Notary Signature
                                               /s/Marcey K. Anderson
                                               Marcey K. Anderson
                                              Printed Notary Signature

                                    EXHIBIT A

                      LEGAL DESCRIPTION FOR COMMERCE PLAZA


For a point of reference, commence at the northeast corner of Block "B", AIRPORT SERVICE CENTER as recorded in Plat Book 50, Page 25 of the Public Records of Hillsborough County, Florida; run thence South 01 degree 30 minutes 46 seconds East along the east line of said Block "B", 661.39 feet to the Point of Beginning, said Point of Beginning being the southeast corner of Lot 1 of AIRPORT SERVICE CENTER - REPLAT as recorded in Plat Book 50, Page 63 of the Public Records of Hillsborough County, Florida; continue thence South 01 degree 30 minutes 46 seconds East along said east line of Block "B",
576.77 feet; thence South 25 degrees 05 minutes 14 seconds West, 22.33 feet to the south line of said Block "B"; run thence South 88 degrees 39 minutes 44 seconds West along said south line, 429.60 feet to the southwest corner of said Block "B"; run thence North 01 degree 30 minutes 46 seconds West along the west line of said Block "B", 596.29 feet to the southwest corner of Lot 1 of AIRPORT SERVICE CENTER - REPLAT; run thence North 88 degrees 35 minutes 55 seconds East along the south line of said Lot 1, 439.60 feet to the Point of Beginning as shown on plat of Survey of Part of Block "B", Airport Service Center and Part of Vacated R.O.W. of Hoover Boulevard for AFC Properties Tampa-IV, prepared by W. R. Cover, Florida Registered Land Surveyor No. 1521, Cover Engineering, Inc. dated April 14, 1981, revised June 30, 1981 and re-certified March 21,1986.

ALSO:

A part of Hoover Boulevard right of way vacated by Hillsborough County resolution recorded in Official Record Book 3593, Pages 1119 through 1123 being described as follows: from the aforesaid Point of Beginning, run thence South 01 degree 30 minutes 46 seconds East along the east line of said Block "B", 361.42 feet; run thence North 09 degrees 47 minutes 50 seconds East, 101.98 feet to a point located 20.00 feet east of said line; run thence North 01 degree 30 minutes 46 seconds West parallel with said east line, 261.39 feet; run thence South 88 degrees 35 minutes 55 seconds West, 20.00 feet to the Point of Beginning.

Less except that portion of land described in that certain Order of Taking, Case No. 96-08253, in 8503/693.

                                 EXHIBIT 7.2.1.2

                              FORM OF BILL OF SALE

      This Bill of Sale ("Assignment") is executed by CENTURY PENSION INCOME FUND XXIII, a California limited partnership ("Seller"), in favor of THE CADLE COMPANY, an Ohio corporation ("Purchaser").

      Seller and Purchaser, have entered into that certain Purchase and Sale Contract and dated as of March 6, 2003 ("Purchase Contract"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit "A" attached thereto and the improvements located thereon (collectively, the "Project").

      Pursuant to the Purchase Contract, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Property (as hereinafter defined).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1. As used herein, the term "Property" shall mean the following property to the extent said property is owned by Seller and used in, held for use in connection with, or necessary for the operation of the Project: a. Property Contracts. All of Seller's rights and interests in and to purchase orders, maintenance, service or utility contracts or similar contracts which relate to the ownership, maintenance, construction or repair or operation of the Project.
b. Leases. All of Seller's rights and interests in and to leases, subleases, and other occupancy agreements, whether or not of record, which provide for use or occupancy of space or facilities on or relating to the Project.
c. Licenses and Permits. All of Seller's rights and interests in and to all licenses or permits granted by governmental authorities having jurisdiction over the Project and utilized with respect to the Project.
d. Fixtures and Tangible Personal Property. All of Sellers rights and interests in and to all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property now located on the Project or in the improvements thereon and used in connection with any present or future occupation or operation of all or any part of the Project.

            The term "Property"  shall not include any of the foregoing:  (i) to the extent the same are excluded or reserved to Seller pursuant to the Purchase Contract to which Seller and Purchaser are parties; and (ii) to the extent that the sale or transfer thereof requires consent or approval of any third party, which consent or approval is not obtained by Seller. Nothing herein shall create a transfer or assignment of intellectual property or similar assets of Seller.
2. Assignment. Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Property, subject to any rights of consent as provided therein.
3. Assumption. Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Property and agrees to perform all of the covenants and obligations of Seller thereunder. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any and all cost, loss, harm or damage which may arise in connection with the Property.
4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
5. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.
6. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Florida. 7. Titles and Section Headings. Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.
8. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.
9. Entire Agreement; Modification. This Assignment supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

      WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.

WITNESS the signatures of the undersigned.

Dated:                  , 2003


                                     Seller:


                                    CENTURY PENSION INCOME FUND XXIII
                                    a California limited partnership

                                    By:  Fox Partners V,
                                       a California general partnership,
                                       Its General Partner

                                       By:  Fox Capital Management
                                          Corporation,
                                          a California corporation,
                                          Its General Partner

                                          By:   /s/Patrick F. Slavin
                                             Name: Patrick F. Slavin
                                             Title: Senior Vice President


                                   Purchaser:

                                    THE CADLE COMPANY,
                                    an Ohio corporation


                                    By:   /s/Daniel C. Cadle
                                    Name: Daniel C. Cadle
                                    Title:      President

                                 Exhibit 7.2.1.3

                               GENERAL ASSIGNMENT

      This General Assignment ("Assignment") is executed by CENTURY PENSION INCOME FUND XXIII, a California limited partnership ("Seller"), in favor of THE CADLE COMPANY, an Ohio corporation ("Purchaser").

      Seller and Purchaser, have entered into that certain Purchase and Sale Contract and dated as of March 6, 2003 ("Purchase Contract"), in which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit "A" attached thereto and the improvements located thereon collectively, the "Project").

      Pursuant to the Purchase Contract, Seller has agreed to assign, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets (as hereinafter defined).

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

      1. As used herein, the term "Miscellaneous Property Assets" shall mean all contract rights, development rights, if any, leases, concessions, warranties, plans, drawings, and other items of intangible personal property to the extent said property is owned by Seller and used in, held for use in connection with, or necessary for the operation of the Project including operating and maintenance files, tenant files and other books and records used in connection with the ownership and operation of the Property (other than Seller's proprietary information), and general intangibles relating to the Property.

            The term "Miscellaneous Property Assets" shall not include any of the foregoing: (i) to the extent the same are excluded or reserved to Seller pursuant to the Purchase Contract to which Seller and Purchaser are parties; and
(ii) to the extent that the sale or transfer thereof requires consent or approval of any third party, which consent or approval is not obtained by Seller. Nothing herein shall create a transfer or assignment of intellectual property or similar assets of Seller. The term "Miscellaneous Property Assets" shall also include the following, but only to the extent owned by Seller and in Seller's possession or in the possession of Seller's Designated Representative (as defined in Section 8.1.4 of the Purchase Contract); environmental reports, property condition reports, and similar reports pertaining to the physical condition of the Property, plans and specifications and other plans or studies of any kind, if any. The term "Miscellaneous Property Assets" shall also include all of Seller's rights, if any, in and to the name "COMMERCE PLAZA OFFICE PARK."

      2. Assignment. Seller hereby assigns, sells and transfers, without recourse or warranty, to Purchaser all of Seller's right, title and interest, if any, in and to the Miscellaneous Property Assets, subject to any rights of consent as provided therein.

      3. Assumption. Purchaser expressly agrees to assume and hereby assumes all liabilities and obligations of the Seller in connection with the Miscellaneous Property Assets and agrees to perform all of the covenants and obligations of Seller thereunder. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any and all cost, loss, harm or damage which may arise in connection with the Miscellaneous Property Assets, pertaining to acts arising on and after the date hereof. Seller further agrees to indemnify, defend and hold Purchaser harmless from and against any and all cost, loss, harm or damage which may arise in connection with the Miscellaneous Property Assets.

      4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

      5. Attorneys' Fees. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys' fees and costs, in addition to any other relief awarded by the court.

      6. Applicable Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Florida.

      7. Titles and Section Headings. Titles of sections and subsections contained in this Assignment are inserted for convenience of reference only, and neither form a part of this Assignment or are to be used in its construction or interpretation.

      8. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns.

      9. Entire Agreement; Modification. This Assignment supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

      WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED.





                    [Remainder of Page Intentionally Left Blank]

      WITNESS the signatures of the undersigned.


                                     Seller:


                                    CENTURY PENSION INCOME FUND XXIII
                                    a California limited partnership

                                    By:   Fox Partners V,
                                          a California general partnership,
                                          Its General Partner

                                       By:   Fox Capital Management
                                             Corporation,
                                             a California corporation,
                                             Its General Partner

                                                  By: /s/Patrick F. Slavin
                                                Name: Patrick F. Slavin
                                                Title: Senior Vice President


                                   Purchaser:


                                    THE CADLE COMPANY,
                                    an Ohio corporation


                                    By:   /s/Daniel C. Cadle
                                    Name: Daniel C. Calde
                                    Title:      President

                                    Exhibit B

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Escrow Agreement") made this 6th day of March, 2003 by and among CENTURY PENSION INCOME FUND XXIII, a California limited partnership ("Seller"), and THE CADLE COMPANY, an Ohio corporation ("Purchaser"); and FIDELITY NATIONAL TITLE INSURANCE COMPANY ("Escrow Agent");

                                   WITNESSETH:

      Whereas  Purchaser  and Seller are parties to a certain  Purchase and Sale
Contract (the "Purchase Contract") made and dated as of the 6th day of March, 2003; and

      Whereas, the Purchase Contract requires that Purchaser provide a deposit in the amount of One Hundred Thousand and no/100 Dollars ($100,000.00) in cash (the "Deposit"), to be held pursuant to an escrow agreement approved by Purchaser and Seller; and

      Now, therefore, the parties agree to the following:

1. Establishment of Escrow. Escrow Agent hereby acknowledges receipt of One Hundred Thousand and no/100 Dollars ($100,000.00) in cash (constituting the Deposit), to be deposited, held, invested, and disbursed for the benefit of Seller and Purchaser and their respective successors and assigns, as provided herein and as provided in the Purchase Contract.

2. Investment of Escrow Fund. All funds received by Escrow Agent, including the Deposit (collectively, the "Escrow Fund"), shall be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, interest-bearing bank accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable (provided that Escrow Agent shall invest the Escrow Fund as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Escrow Fund and shall be remitted to the party entitled to the Escrow Fund, as set forth below.

3. Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund as provided above and (a) if the sale of the Property is closed by the date fixed therefor (or any extension date provided for by mutual written consent of the parties hereto, given or withheld in their respective sole discretion), Escrow Agent shall deliver the Escrow Fund to Seller in immediately available funds by wire transfer in accordance with the instructions of Seller on the Closing Date as set forth in the Purchase Contract, (b) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Escrow Agent shall return and refund the Escrow Fund to Purchaser, (c) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall give Notice to the Escrow Agent and Seller and in such Notice shall state whether it elects as its remedy return of the Escrow Fund or specific performance of the Purchase Contract; if Purchaser elects return of the Escrow Fund, Escrow Agent shall return and refund the Escrow Fund to Purchaser, (d) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, Escrow Agent shall forthwith deliver to Seller the Escrow Fund in immediately available funds by wire transfer in accordance with the instructions of Seller, and (e) if Purchaser shall have canceled the Purchase Contract on or before the expiration of the Title Review Period (as defined in the Purchase Contract), the Escrow Agent shall return and refund the Escrow Fund to Purchaser.

      If on or prior to the termination of the Escrow Agreement, a party claims to be entitled to payment of the Escrow Fund under the provisions referred to, such party shall give Notice to the Escrow Agent and the other party of the claim in writing, describing in such Notice the nature of the claim, and the provisions of the Purchase Contract on which the claim is based. Unless the other party sends the Escrow Agent a written objection to the claim, with a copy concurrently to the claiming party, within ten (10) days after delivery of the Notice of claim, the claim shall be conclusively presumed to have been approved. In such case, or in the event of mutual written consent of the parties hereto, given or withheld in their respective sole discretion, Escrow Agent shall, within two (2) business days thereafter, pay the claim as demanded. Notwithstanding the foregoing, Escrow Agent shall deliver the Escrow Fund to Seller forthwith upon Closing in accordance with the terms of subpart (a) of the immediately preceding paragraph.

      When all monies held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

4. Liability. Escrow Agent will be obligated to perform only the duties that are expressly set forth herein. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any funds or property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands, except for its failure to exercise due care, willful breach and willful misconduct); and
(ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and, Escrow Agent has been notified thereof in writing signed jointly by Seller and Purchaser or (iii) to interplead the portion of Escrow Fund in dispute.

5. No Obligation to Take Legal Action. Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss, or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

6. Status of Escrow Agent. Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for its failure to exercise due care, willful breach or willful misconduct) for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited pursuant to this Escrow Agreement, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent's duties hereunder shall be limited to the safekeeping and investment of money, instruments, and securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

7. Written Instructions of Parties. Notwithstanding any contrary provision contained herein, Escrow Agent shall, at all times, have full right and authority and the duty and obligation to pay over and disburse the principal and interest of the Escrow Fund in accordance with the joint written instructions signed by Seller and Purchaser.

8. Notices. Any required or permitted Notice or other communication under this Escrow Agreement ("Notice") shall be given as follows. All Notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by federal express or other recognized national overnight courier service maintaining records of delivery, or sent by registered or certified mail, postage pre-paid, or if sent by telecopier, then on the actual date of delivery (as evidenced by a telecopier confirmation) provided that a copy of the telecopy and conformation is also sent by U.S. mail, and addressed as set forth below:

            If to Seller:                     If to Purchaser:

            Century Pension Income Fund       The Cadle Company
            XXIII                             100 North Center Street
            Mr. Patrick Slavin                Newton Falls, Ohio 44444
            2000 South Colorado Boulevard     Attn:  Daniel C. Cadle,
            Tower Two, Suite 2-1000           President
            Denver, Colorado  80222           Facsimile No. (330) 872-5367
            Attn:  Mr. Patrick Slavin
            Facsimile No.  (303) 692-0786

                  And                               With a copy to

            Argent Real Estate                The CadleCompany
            1401 Brickell Avenue, Suite 520   9638 Maury Road
            Miami, Florida  33131             Fairfax, Virginia 22032
            Attn:  Mr. David Marquette        Attn:  Mr. Rick Persinger
            Facsimile No. (305) 371-6898      Facsimile No.  (703) 426-8223

                  With a copy to:             If to Escrow Agent:

            Chad Asarch, Esq.                 Fidelity National Title
            Vice President and Assistant      Insurance Company
            General Counsel                   700 Louisiana Street, Suite 2400
            AIMCO                             Houston, Texas 77002
            2000 S. Colorado Blvd             Attn: Ms. Lolly Avant
            Tower Two, Suite 2-1000           Facsimile No.  (713) 228-9180
            Denver, Colorado 80222
            Facsimile No. (303) 300-3297

                  And a copy to

            Loeb & Loeb, LLP
            1000 Wilshire Boulevard, Suite
            1800
            Los Angeles, California  90017
            Attn: Andrew S. Clare, Esq.
                  Karen N. Higgins, Esq.
            Facsimile No.  (213) 688-3460

      Any party may change the address to which Notices are to be addressed by giving the other parties Notice in the manner herein set forth. All such Notices, requests, demands and other communications shall be deemed to have been delivered (i) as of the day of receipt, in the case of personal delivery, or
(ii) as of the day of receipt or attempted delivery date in the case of delivery by air courier, or (iii) as of the date of receipt or first attempted delivery, as evidenced by the return receipt card, in the case of mailing by certified or registered United States mail.

9. Fee. Escrow Agent shall receive a fee of $300.00 for its services hereunder, and be paid or reimbursed for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or paid in connection with carrying out its duties hereunder, the payment of all amounts to be shared equally by Purchaser and Seller equally, and not out of the Escrow Fund. Non-payment of such fee by Purchaser shall not entitle Escrow Agent to refuse or fail to act as required by this Escrow Agreement.

10. Titles and Section Headings. Titles of sections and subsections contained in this Escrow Agreement are inserted for convenience of reference only, and neither form a part of this Escrow Agreement or are to be used in its construction or interpretation.

11. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Non-Waiver. No waiver by either party of any breach of any term or condition of this Escrow Agreement shall operate as a waiver of any other breach of such term or condition or of any other term or condition. No failure to enforce such provision shall operate as a waiver of such provision or of any other provision hereof, or constitute or be deemed a waiver or release of any other party for anything arising out of, connected with, or based upon this Escrow Agreement.

13. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns. The parties recognize and acknowledge that the powers and authority granted Escrow Agent herein are each irrevocable and coupled with an interest. Escrow Agent shall have no liability to Seller or Purchaser for any mistakes in judgment in the performance of any function hereunder, except for failure to exercise due care, willful breach and willful misconduct.

14. Nonlimitation of Liability. Nothing contained herein shall in any way limit the liabilities, obligations and remedies of Seller and Purchaser as set forth in the Purchase Contract.

15. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

16. Time of Essence. Time is of the essence of this Escrow Agreement.

17. Entire Agreement; Modification. This Escrow Agreement supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

      In witness whereof each of the parties hereto has caused this Escrow Agreement to be executed on its behalf by duly authorized persons, all as of the day and year first above written.


                                     Seller:


                                    CENTURY PENSION INCOME FUND XXIII
                                    a California limited partnership

                                    By:  Fox Partners V,
                                       a California general partnership,
                                       Its General Partner

                                       By:  Fox Capital Management
                                          Corporation,
                                          a California corporation,
                                          Its General Partner

                                       By: /s/Patrick F. Slavin
                                       Name: Patrick F. Slavin
                                       Title: Senior Vice President



                                   Purchaser:

                                    THE CADLE COMPANY,
                                    an Ohio corporation


                                    By:   /s/Daniel C. Cadle
                                    Name: Daniel C. Cadle
                                    Title:      President


                                    Escrow Agent:

                                    FIDELITY NATIONAL TITLE INSURANCE COMPANY

                                    By: /s/Laura Hule
                                    Title: Escrow Officer

                                  EXHIBIT 9.1.5

                       FORM OF TENANT ESTOPPEL CERTIFICATE

      The undersigned, by execution of this Tenant Estoppel Certificate (this "Certificate"), hereby certifies to __________________ the following as true and correct as of the ____ day of _____________, 2003.
1. The undersigned has entered into a fully executed lease (the "Lease") dated the ____ day of ___________, ____ consisting of ___ pages, _________ Exhibits, by and between Century Pension Income Fund XXIII, a California limited partnership, as
                  Landlord            and            the             undersigned
                  _____________________________________________________________,
                  a ______________ as tenant  ("Tenant")  occupying the premises
                  known                  as                   __________________
                  ___________________________________the   "Premises")  at  5400
                  Hoover Boulevard, Tampa, Florida 33634, and commonly known as Commerce Plaza Office Park (the "Building").
2. The Lease is presently in full force and effect and unmodified and except as indicated at the end of this Certificate. The Lease, together with the below listed modifications, represents the full agreement between Landlord and Tenant.
3. The undersigned has accepted possession of the Premises on ___________, ____; any improvements required by the terms of the Lease to be made by Landlord have been completed; any rent abatements or build-out allowances required to be granted by Landlord to Tenant pursuant to the lease have been granted. Landlord is not in default under any of the terms or provisions of the Lease.
4. The Lease Term has commenced and full rental is now accruing thereunder. Tenant is paying all rent and other charges due in accordance with the provisions of the Lease and is not in default in making any such payment. All rent and other charges due under the Lease have been paid through the period ending ______________, 2003. No rent under the Lease has been paid more than thirty (30) days in advance of its due date. 5. The undersigned, and any person or firm acting by, through, under, or in concert with the undersigned, as of this date has no charge, claim of default, lien or claim of offset, defense or counterclaim under the Lease or otherwise against rents or other charges due or to become due thereunder, except as to the security deposits, if any, listed below. 6. The undersigned has not been granted any options, concessions or free rent except as set forth in the Lease.
7. Tenant agrees that the information furnished herein may be supplied to others who may rely upon the truth and accuracy of all statements herein contained.
8. The following recitals are true and correct and except for those modifications listed below there are no other agreements between Landlord and Tenant:
a.                Tenant's Legal Name:


b.                Leased Premises Address:


c.                Square Feet of the Premises:

d.                Lease Expiration Date (unless sooner terminated or extended):


e.                Tenant's Security Deposit:


f.                Tenant's Address for Notices:



g. Current Monthly charges due on the _____ day of each month, in advance, are as follows:

Charge                Amount             Tax Amount          Total

Base Rent             _________          _________           _________

Percentage Rent       _________          __________          _________
 (if any)

CAM                   __________         __________          __________

Other                 __________         __________          __________


Witnesses:                                Tenant: Individual

________________________________          ________________________________

________________________________          ________________________________
                                                Individually

                                          Tenant:  Corporate

                                          _________________________________
                                          a _______________ corporation

 _________________________________        By:______________________________

__________________________________        Its:______________________________

                                TABLE OF CONTENTS

                                                                         Page(s)



                                TABLE OF CONTENTS


                                                                            Page
LA192007.1
66666666666
05/12/2000 pjb                       xxii




ARTICLE 1 DEFINED TERMS.....................................................2

ARTICLE 2 PURCHASE AND SALE OF PROPERTY.....................................5

ARTICLE 3 PURCHASE PRICE & DEPOSIT..........................................5

ARTICLE 4 FINANCING.........................................................6

ARTICLE 5 FEASIBILITY PERIOD................................................6

ARTICLE 6 TITLE.............................................................7

ARTICLE 7 CLOSING..........................................................11

         ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS
            OF SELLER AND PURCHASER........................................15

ARTICLE 9 CONDITIONS PRECEDENT TO CLOSING..................................18

ARTICLE 10 BROKERAGE.......................................................19

ARTICLE 11 POSSESSION......................................................20

ARTICLE 12 DEFAULTS AND REMEDIES...........................................20

ARTICLE 13 RISK OF LOSS OR CASUALTY........................................20

ARTICLE 14 RATIFICATION....................................................21

ARTICLE 15 EMINENT DOMAIN..................................................21

ARTICLE 16 MISCELLANEOUS...................................................21

                                                                         Page(s)

                                TABLE OF CONTENTS



ARTICLE 1   DEFINED TERMS...................................................2

ARTICLE 2   PURCHASE AND SALE OF PROPERTY...................................5

ARTICLE 3   PURCHASE PRICE & DEPOSIT........................................5

ARTICLE 4   FINANCING.......................................................6

ARTICLE 5   FEASIBILITY PERIOD..............................................6

ARTICLE 6   TITLE...........................................................7

ARTICLE 7   CLOSING........................................................11

  ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
            PURCHASER......................................................15

ARTICLE 9   CONDITIONS PRECEDENT TO CLOSING................................18

ARTICLE 10  BROKERAGE......................................................19

ARTICLE 11  POSSESSION.....................................................20

ARTICLE 12  DEFAULTS AND REMEDIES..........................................20

ARTICLE 13  RISK OF LOSS OR CASUALTY.......................................20

ARTICLE 14  RATIFICATION...................................................21

ARTICLE 15  EMINENT DOMAIN.................................................21

ARTICLE 16  MISCELLANEOUS..................................................21

                                                                   Exhibit 10.23





                     ASSIGNMENT AND ASSUMPTION OF AGREEMENT



      This Assignment and Assumption of Agreement (the "Assignment") is made as of March 31, 2003 by and among Century Pension Income Fund XXIII, a California limited partnership ("Seller"), The Cadle Company, an Ohio corporation ("Assignor") and Cadle's Commerce Plaza, L.L.C., a Florida limited liability company ("Assignee") with reference to the following facts:
A. Seller and Assignor entered into that certain Purchase and Sale Contract dated as of March 6, 2003 (the "Agreement"). Pursuant to the terms and conditions of the Agreement, Seller agrees to sell its interest in certain land, improvements and certain associated property, as defined in the Agreement (the "Property"). B. Assignor now seeks to assign its rights and obligations under the Agreement to Assignee, and Assignee has agreed to assume all of Assignor's rights and obligations under the Agreement, subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing facts: 1. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Agreement. Notwithstanding the foregoing, this Assignment shall not release or discharge Assignor from any liability, whether past, present or future under the Agreement.
2. Assignee hereby agrees to and accepts such rights under the Agreement and expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, obligations and conditions required to be kept, performed and fulfilled by Assignor under or with respect to the Agreement. Assignee also acknowledges and agrees that it has read the Agreement and that it has had an adequate opportunity to consult with counsel with respect thereto. Seller agrees that, from and after the date of this Assignment, Assignee shall be entitled to enforce the rights of Assignor under the Agreement. 3. Subject to the express terms and conditions set forth herein, Seller consents to the assignment of the Agreement as set forth herein, pursuant to Section 16.2 of the Agreement.
4. Assignor and Assignee respectively acknowledge, agree and understand that the Property is being sold with no representations or warranties, express or implied, except as expressly set forth in the Agreement. 5. BY THE UNDERSIGNED SEPARATELY EXECUTING THIS SECTION 5 BELOW, ASSIGNEE ACKNOWLEDGES THAT ASSIGNEE HAS READ AND UNDERSTOOD THE PROVISIONS COVERING LIQUIDATED DAMAGES SET FORTH IN THE AGREEMENT, THE AS IS NATURE OF THE AGREEMENT AND THE WAIVER OF CERTAIN DAMAGES, AND THAT ASSIGNEE WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THESE PROVISIONS AT THE TIME THIS ASSIGNMENT WAS EXECUTED.

Cadle's Commerce Plaza, L.L.C.
By: /s/Danielle C. Cadle
Daniel C. Cadle, Manager

6. To the extent permitted by law, Assignor and Assignee jointly and severally agree to protect, indemnify, defend and hold harmless Seller from and against any and all liability, loss, costs, damage and expense (including reasonable attorneys' fees and costs) directly or indirectly arising out of or related to the assignment of the Agreement by Assignor to Assignee. 7. By execution of this Assignment, (i) Assignee, shall be deemed to have made to Seller all of the representations and warranties made by Assignor pursuant to the Agreement, and
(ii) Seller acknowledges that it shall be deemed to have made to Assignee all of the representations and warranties made by Seller pursuant to the Agreement.
8. This Assignment shall not be modified or amended except by a writing signed by all parties. Except as modified by this Assignment, the Agreement shall be and remain in full force and effect. All capitalized words not expressly defined in this Assignment shall have the definitions set forth in the Agreement. This Assignment may be executed simultaneously or in any number of counterparts, each of which shall be deemed an original as to the party whose signature is bears, but all of which together shall constitute one and the same agreement. The provisions of this Assignment shall survive the Closing. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Assignment.
Seller, Assignor and Assignee intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Assignment based on the form of signature.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

SELLER:

CENTURY PENSION INCOME FUND XXIII,
a California limited partnership

By:  Fox Partners V,
    a California limited partnership
    Its General Partner

By:  Fox Capital Management Corporation,
    a California corporation
    Its General Partner

By: /s/Patrick F. Slavin
Name: Patrick F. Slavin
Title: Senior Vice President



ASSIGNOR:

THE CADLE COMPANY,
an Ohio Corporation



By: /s/Daniel C. Cadle
Name: Daniel C. Cadle
Title: President



ASSIGNEE:

CADLE'S COMMERCE PLAZA, L.L.C.,
a Florida limited liability company



By: /s/Victor O. Buente, Jr.
Name:  Victor O. Buente, Jr.
Title: Vice President